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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)        June 25, 2004
                                                --------------------------------



                                   ONEIDA LTD.
             (Exact name of Registrant as specified in its charter)



          NEW YORK                      1-5452                 15-0405700
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(State or other jurisdiction         (Commission            (I.R.S. Employer
      of incorporation)              File Number)         Identification Number)


163-181 KENWOOD AVENUE, ONEIDA, NEW YORK                          13421
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code   (315) 361-3000
                                                  ------------------------------

Former name or former address, if changed since last report        N/A
                                                           ---------------------





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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Oneida Ltd. today announced that it has reached an agreement in principle with its lenders on a comprehensive restructuring plan for its existing indebtedness and on a new $30 million revolving credit facility.

         As previously announced, reaching agreement in principle with the lenders on the restructuring automatically extends through August 16, 2004 the waiver of compliance with financial covenants and the waiver of certain payments that have become due, in order to provide Oneida and its lenders time to prepare definitive documentation for the restructuring.

         Besides the new revolving credit facility, the agreement in principle also contemplates a conversion of $30 million of principal amount of bank debt into approximately 62% of Oneida's common stock. The balance of remaining bank indebtedness will be restructured into a Tranche A loan of approximately $125 million and a Tranche B loan of approximately $80 million.

         The Tranche A loan will mature in three years and require amortization of principal based on available cash flow for the first two years and fixed amortization of $1.5 million per quarter in the third year. Interest on the Tranche A loan will accrue at LIBOR (London InterBank Offered Rate) plus 6%-8.25% depending on a leverage to cash flow formula. The Tranche A loan will be secured by a second lien, behind the new revolving credit facility, on substantially all of Oneida's assets.

         The Tranche B loan will mature in 3-1/2 years with no required amortization. Interest on the Tranche B loan will accrue at LIBOR plus 13% with a maximum interest rate of 17%. Interest for the first year will not be payable in cash, but will be added to the principal balance of the Tranche B loan. For the second year, 70% of interest will be added to the principal balance, and for the third year up to 30% of interest will be so added. Interest will be payable in cash thereafter. The Tranche B loan will be secured by a third lien, behind the new revolving credit facility and the Tranche A loan, on substantially all of Oneida's assets.

         Upon consummation of the restructuring, the Oneida Ltd. Board of Directors will be reorganized so that the lenders will designate 6 of the Board's 9 members. The lenders have agreed that a majority of the Board will be independent. Further details of the Board reorganization have not yet been finalized.

         Consummation of the restructuring and the new revolving credit facility, which is expected to occur by mid-August 2004, is subject to the completion of definitive documentation and to the satisfaction of customary conditions.

         A summary of the information disclosed in this Form 8-K was included in a press release dated June 25, 2004, which is attached as an exhibit to this Form


ITEM 7.  FINANCIAL STATEMENTS & EXHIBITS.

         (c.)    Exhibits

                 EXHIBIT 99.1  Press Release dated June 25, 2004.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              ONEIDA LTD.

                                          By: /s/ GREGG R. DENNY
                                              ---------------------------
                                                  Gregg R. Denny
                                                  Chief Financial Officer

Dated: June 25, 2004